EXHIBIT 3.2


                                     BYLAWS
                                     ------

                                       OF

                          NORTHWEST ENERGY CORPORATION

                             (an Oregon corporation)
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                                    ARTICLE 1
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                                  SHAREHOLDERS
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     1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the
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corporation shall set forth thereon the statements prescribed by Section 60.161 of the Oregon Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     2. FRACTIONAL SHARES OR SCRIP. The corporation may: issue fractions of a
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share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by the shareholders; and issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by subsection (2) of Section 60.161 of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any conditions considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

     3. SHARE TRANSFERS. Upon compliance with any provisions restricting the
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transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these


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Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

     4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining
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shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. The determination of the identity of the shareholders and their shareholdings shall be made as of the close of business on the record date unless another time for doing so is specified when the record date is fixed. If not otherwise fixed, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is mailed or otherwise transmitted to shareholders in accordance with Section 60.034 of the Business Corporation Act. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to
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notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.
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     - TIME. The annual meeting shall be held on the date fixed from time to
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time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

     - PLACE. Annual meetings and special meetings shall be held at such place
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in or out of the State of Oregon as the directors shall from time to time fix.

     - CALL. Annual meetings may be called by the directors or the Chairman of
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the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall
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notify shareholders of each annual and special shareholders' meeting. Such notice shall be given not earlier than sixty days nor less than ten days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. The corporation shall give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Business Corporation Act. A shareholder may at any time waive any notice required by the Business Corporation Act, the articles of incorporation or the Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term "notice" as used in this paragraph shall mean notice as prescribed by Section
60.034 of the Business Corporation Act.

     - VOTING LIST FOR MEETING. After fixing a record date for a meeting, the
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corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting for which the list was prepared will be held. A shareholder, the shareholder's agent or attorney is entitled on written demand to inspect and, subject to the requirements of subsection (3) of Section 60.774 of the Business Corporation Act, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over
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by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     - PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or
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otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     - SHARES HELD BY NOMINEES. The corporation may establish a procedure by
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which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

     - QUORUM. Unless the articles of incorporation or the Business Corporation
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Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. A majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except as such notice may be required by Section
60.214 of the Business Corporation Act.

     - VOTING. Directors are elected by a plurality of the votes cast by the
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shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

     - TELEPHONE PARTICIPATION. Subject to any notice requirements for such
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participation or conduct imposed by the Business Corporation Act, any or all shareholders may participate in an annual or special meeting by, or the meeting may be conducted through, use of any means of communication by which all shareholders may simultaneously hear each other. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

     7. ACTION WITHOUT MEETING. Action required or permitted by the Business
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Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this paragraph shall be effective when the last shareholder signs the consent.

                                   ARTICLE II
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                               BOARD OF DIRECTORS
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     1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be
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exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

     2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a
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citizen of the United States, or a resident of the State of Oregon. The initial
Board of Directors shall consist of three persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than three nor more than fourteen. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed, the number shall be three.

     3. TERMS AND VACANCIES. The terms of the initial directors of the
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corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected by the Board of Directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     4. MEETINGS.
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     - TIME. Meetings shall be held at such time as the Board shall fix, except
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that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE. The Board of Directors may hold regular or special meetings in or
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out of the State of Oregon at such place as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time
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and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of
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Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors

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thereat. The notice of any meeting need not describe the purpose of the meeting.
A director may at any time waive any notice required by the Business Corporation Act or by these Bylaws. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver must be in writing, must be signed by the director entitled to the notice, and must be filed with the minutes or corporate records.

     - QUORUM AND ACTION. A quorum of the Board of Directors consists of a
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majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be
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presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

     5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors
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with or without cause pursuant to the provisions of Section 60.324 of the
Business Corporation Act.

     6. COMMITTEES. The Board of Directors may create one or more committees and
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appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of Section
60.351 of the Business Corporation Act. The provisions of Sections 60.337 through 60.351 of the Business Corporation Act, governing meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

     7. ACTION WITHOUT MEETING. Action required or permitted by the Business
        ----------------------
Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents stating the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is

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effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

                                  ARTICLE III
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                                    OFFICERS
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     The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, each or any of whom may be appointed by the directors or may be chosen in such manner as the directors shall determine. The same individual may simultaneously hold more than one office in the corporation.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing and maintaining custody of minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

     The Board of Directors may remove any officer at any time with or without cause.

                                   ARTICLE IV
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                          REGISTERED OFFICE AND AGENT
                          ---------------------------

     The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

                                   ARTICLE V
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                                 CORPORATE SEAL
                                 --------------

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI
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                                   FISCAL YEAR
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     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.


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                                  ARTICLE VII
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                               CONTROL OVER BYLAWS
                               -------------------

     The power to alter, amend, and repeal the Bylaws and to make new Bylaws shall be vested in the Board of Directors, but Bylaws made by the Board of Directors may be repealed or changed, and new Bylaws made, by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended, or repealed by the directors.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Northwest Energy Corporation, a corporation of the State of Oregon, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.


Dated:  _________, 2001



                                  -----------------------------------------
                                  Secretary of Northwest Energy Corporation

(SEAL)